Exhibit 10.1

March 29, 2018

Sent Via Email: MatthewF@pineappleexpress.com

Mr. Matthew Feinstein, CEO

Pineapple Express Consulting, Inc.

RE: Restated Binding Letter of Intent –

Pineapple Park LLC and Pineapple Ventures Inc.

Dear Matthew:

This restated binding letter of intent (“Restated Letter of Intent”) sets forth our understanding as to the revised terms of the purchase of corporate assets and transfer of the same between the current holder of said assets, Sky Island, Inc., a California corporation (“SKY ISLAND”) and Pineapple Express Consulting, Inc. (“PEC”). By signing this letter, SKY ISLAND and PEC confirms the terms set forth herein. This Restated Letter of Intent is legally binding in nature and replaces the Letter of Intent executed by the parties on August 4, 2017.

Recitals:

WHEREAS, SKY ISLAND is the current holder of the corporate assets and sole executive officer of Pineapple Park LLC (“PP”) an asset controlled by SKY ISLAND.

WHEREAS, SKY ISLAND shall transfer 100% interest in the aforementioned corporate entity, PP. SKY ISLAND has chosen to cancel the lease of 107,000 SF at 10007 Yucca Road, Adelanto CA in favor of a new location at 9367 Cassia Road & 16441 Beaver Road in Adelanto CA totaling 37,750 SF of rentable warehouse space.

Total asking price for 100% transfer of all corporate documents for PP, existing lease of 37,500 SF warehouse space at 9367 Cassia Road & 16441 Beaver Road in Adelanto CA (Lease Attached as Exhibit “A”), and any and all assets of PP has been set at reimbursement of the security deposit paid by SKY ISLAND of $162,324, which is the amount paid by SKY ISLAND as a lease deposit to secure the aforementioned lease. This amount shall be added to the existing note owed to SKY ISLAND by PEC’s parent company, Pineapple Express, Inc.

WHEREAS, SKY ISLAND shall make this 100% transfer upon notice by PEC to effectuate said transfer of assets and after demonstration to PEC that all relevant permits have been obtained relative to commercial cannabis cultivation activities and that tenants have been sourced to occupy the buildings. Until the date of transfer, SKY ISLAND shall hold the PP corporate assets, make payments on the lease, and apply for all relevant permitting for the property.

WHEREAS, SKY ISLAND had incorporated the entity of Pineapple Ventures Inc. on behalf of PEC to make application in the City of Adelanto for commercial cultivation and manufacturing. Based on current federal government position on cannabis production and sales, PEC no longer wishes to pursue a license of their own and is choosing to license their name on cannabis products for a royalty instead of producing and selling product itself so as not to engage in direct sales and distribution of a federally banned product. PEC also spares the expense and burden of creating its own products and paying SKY ISLAND a fee to obtain licensing.

1901 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067 – Direct 866-591-7802

Expenses. Except as otherwise provided herein, PEC and SKY ISLAND shall each pay their own respective fees and other out-of-pocket expenses incurred in connection with the transactions contemplated herein.

Governing Law. This Letter of Intent will be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of California.

Counterparts. This Letter of Intent may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same agreement.

If the foregoing reflects your understanding of the basic terms of the proposed transaction, please sign a copy of this letter in the space indicated below and return the same to me.

Very truly yours,

Sky Island, Inc.

Acknowledged and agreed

this 29 day of March, 2018

Pineapple Express Consulting, Inc. (“PEC”)

By:	/s/ Matthew Feinstein
Name:	Matthew Feinstein
Title:	CEO

Acknowledged and agreed

this 29 day of March, 2018.

Sky Island, Inc.

By:	/s/ Jamie Ortega
Name:	Jamie Ortega
Title:	COO

1901 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067 – Direct 866-591-7802